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                                                                    EXHIBIT 23.1

                            DEGOLYER AND MACNAUGHTON
                       4925 GREENVILLE AVENUE, SUITE 400
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS  75206


                               November 14, 2002



Denbury Resources Inc.
5100 Tennyson Parkway, Suite 3000
Plano, Texas 75024

Ladies and Gentlemen:

         We consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton and to references to our "Appraisal Report as of December 31, 2001 on Certain Properties owned by Denbury Resources Inc. SEC Case," (our Report) or information contained therein, which were prepared for Denbury Resources Inc., under the heading "Experts" of the Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission on March 21, 2001 and in the Prospectus Supplement thereto on or about November 14, 2002. We further consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton and to our Report or information contained therein under the headings "Financial Highlights," "Selected Operating Data," and "Notes to Consolidated Financial Statements - Note 9. Supplemental Reserve Information (unaudited)" of Denbury Resources Inc.'s Form 10-K for the fiscal year ended December 31, 2001, which is incorporated by reference in the Form S-3.


                                             Very truly yours,


                                             /s/ DEGOLYER AND MACNAUGHTON

                                             DEGOLYER AND MACNAUGHTON